CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-248652 on Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4, Registration Statement No. 333-254074 on Form S-8 and Registration Statement No. 333-260076 on Form S-3 of Amalgamated Financial Corp. of our report dated March 9, 2023 relating to the consolidated financial statements of Amalgamated Financial Corp., appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

New York, New York
March 9, 2023